# PERMEX PETROLEUM CORPORATION

(REGISTERED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA)

NUMBER
CERT.9999

THIS CERTIFIES THAT

** SPECIMEN **

SHARES
**9,000,000********
***9,000,000*******
****9,000,000******
*****9,000,000*****
******9,000,000****

CUSIP: 71422P105
ISIN: CA71422P1053

is the registered owner of

* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF

## PERMEX PETROLEUM CORPORATION

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
TSX Trust Company
Toronto, Ontario, Canada, and
Vancouver, British Columbia, Canada.
Transfer Agent and Registrar

By______________________
AUTHORIZED OFFICER

OR

COUNTERSIGNED by
Equity Stock Transfer
237 W 37th Street, Suite 602
New York, NY 10018
Co-Transfer Agent

By______________________
AUTHORIZED OFFICER

Mehran Ehsan
President, Chief Executive Officer & Director

Barry Whelan
Chief Operating Officer & Director

The Limited Partnership Units represented by this Certificate are transferable at the offices of TSX Trust Company, Toronto, Ontario, and Vancouver, British Columbia, Canada and at the offices of Equity Stock Transfer, New York, NY, United States

SECURITY INSTRUCTIONS ON REVERSE    VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

6176025

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

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______________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

______________________________________________

______________________________________________ Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________ Attorney

to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises.

Dated: ______________________________

Signature: ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

Guaranteed by: ______________________________

999999

TIR5405

CERT.9999

**RESTRICTIONS**

**SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ**

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.